UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 2, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2026, Borealis Foods Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the Company's Market Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company no longer satisfies the minimum MVLS requirement of $35,000,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The Notice also states that the Company does not currently satisfy the alternative continued listing standards under Nasdaq Listing Rules 5550(b)(1) (stockholders' equity) and 5550(b)(3) (net income from continuing operations). The Notice has no immediate effect on the listing or trading of the Company's Common Shares or Warrants on The Nasdaq Capital Market. The Notice pertains to the Company's Common Shares; the continued listing of the Company's Warrants is dependent on the continued listing of the Common Shares, and if the Common Shares were to be delisted from The Nasdaq Capital Market, the Warrants would also cease to be listed. This Current Report on Form 8-K constitutes the Company's public announcement of receipt of the Notice, as required by Nasdaq Listing Rule 5810(b).

Nasdaq Listing Rule 5810(c)(3)(C) provides the Company a compliance period of 180 calendar days, or until December 29, 2026, in which to regain compliance with the MVLS Rule. The Company will regain compliance if, at any time during the compliance period, the Company's MVLS closes at $35,000,000 or more for a minimum of ten consecutive business days, although Nasdaq staff has discretion to require the Company to maintain a closing MVLS of $35,000,000 or more for up to 20 consecutive business days before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, the Company will receive written notification from Nasdaq that its securities are subject to delisting, at which time the Company would be entitled to appeal Nasdaq's delisting determination to a Hearings Panel.

The Company intends to monitor the market value of its listed securities during the compliance period and to consider available options for regaining compliance with the MVLS Rule. There can be no assurance that the Company will be able to regain or maintain compliance with the MVLS Rule or any other Nasdaq continued listing requirement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company's intention and ability to regain and maintain compliance with Nasdaq’s continued listing requirements and the Company’s evaluation of available alternatives to achieve compliance. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will” and similar expressions. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including, the Company's ability to regain and maintain compliance with Nasdaq's continued listing requirements within the applicable compliance period, market volatility and movements in the trading price of the Company's Common Shares, the Company's ability to raise capital or complete other transactions that may be necessary to increase its MVLS, the potential delisting of the Company’s securities (including the Common Shares and the Warrants) from The Nasdaq Capital Market, the potential adverse effect of a delisting on the liquidity and market price of the Company's securities, and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's filings with the SEC are available at www.sec.gov. Investors should not place undue reliance on the Company's forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of July 2026.

BOREALIS FOODS INC.

	By:	/s/ Pouneh V. Rahimi
Date: July 8, 2026		Pouneh V. Rahimi
Chief Legal Officer

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